Exhibit 99.1

     News Release
Lockheed Martin Reduces Gross Pension Obligation by $4.9 Billion
with Purchase of Group Annuity Contracts

BETHESDA, Md., Aug. 3, 2021 – Lockheed Martin Corporation (NYSE: LMT) today announced it has purchased group annuity contracts from Athene Holding Ltd. (NYSE: ATH), a leading financial services company specializing in retirement solutions, to transfer approximately $4.9 billion of Lockheed Martin’s pension obligations and related plan assets for approximately 18,000 U.S. retirees and beneficiaries to Athene. The contracts were purchased using assets from Lockheed Martin’s master retirement trust and no additional funding contribution was required as part of this transaction.

On Jan. 1, 2022, Athene will begin paying and administering the retirement benefits of certain retirees and beneficiaries in the Lockheed Martin Corporation Salaried Employee Retirement Program and the Lockheed Martin Aerospace Hourly Pension Plan. The transaction will result in no changes to the benefits received by retirees and beneficiaries. Affected retirees and beneficiaries will receive a letter with additional details about the transfer.

In connection with this transaction, the company expects to recognize a non-cash, non-operating settlement charge of approximately $1.7 billion ($1.3 billion, or $4.75 per share, after tax) in the third quarter of 2021, primarily related to the accelerated recognition of actuarial losses for the affected plans. The actual settlement charge will depend on finalization of the actuarial assumptions, including discount rate and investment rate of return, as of the measurement date. This non-cash, non-operating settlement charge was not included in the company’s prior 2021 financial outlook announced on July 26, 2021. Therefore, the company is updating its full year 2021 financial outlook for earnings per share to incorporate the impacts of this transaction and reaffirms its full year 2021 financial outlook for net sales, segment operating profit and cash from operations previously announced on July 26, 2021, in the following section titled “2021 Financial Outlook.”

2021 Financial Outlook

The following table and other sections of this news release contain forward-looking statements, which are based on the company’s current expectations. Actual results may differ materially from those projected. It is the company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, ventures, pension risk transfer transactions, changes in law, or new accounting standards until such items have been consummated, enacted or adopted. For additional factors that may impact the company’s actual results, refer to the “Forward-Looking Statements” section in this news release.

	(in millions, except per share data)	July 2021 Guidance[1]	Pension Transfer Impact	Current Update[1]

	Net sales	$67,300 - $68,700	-	$67,300 - $68,700

	Business segment operating profit[2]	$7,380 - $7,520	-	$7,380 - $7,520

	Net FAS/CAS pension adjustment[3]	~$2,330	-	~$2,330

	Diluted earnings per share	$26.70 - $27.00	($4.75)	$21.95 - $22.25

	Cash from operations	≥$8,900	-	≥$8,900

1	The company’s 2021 financial outlook reflects the anticipated impacts from the COVID-19 pandemic based on the company’s understanding at the time of this news release. However, the ultimate impacts of COVID-19 on the company’s financial outlook for 2021 and beyond remains uncertain and there can be no assurance that the company’s underlying assumptions are correct. Additionally, the 2021 financial outlook reflects the UK Ministry of Defence’s re-nationalization of the Atomic Weapons Establishment (AWE) program on June 30, 2021. The 2021 financial outlook also reflects the impact of the unrealized and realized gains from investments held by the Lockheed Martin Ventures Fund year to date, but does not include any future gains or losses related to market volatility and changes in valuations of our investment holdings. Further, the 2021 financial outlook does not incorporate the pending acquisition of Aerojet Rocketdyne Holdings, Inc. previously announced on Dec. 20, 2020.
2	Business segment operating profit is a non-GAAP measure. See the "Use of Non-GAAP Financial Measures" section of this news release for more information.
3
The net FAS/CAS pension adjustment is presented as a single amount and includes total expected U.S. government cost accounting standards (CAS) pension cost of approximately $2,065 million and total expected financial accounting standards (FAS) pension income of approximately $265 million. CAS pension cost and the service cost component of FAS pension income are included in operating profit. The non-service cost components of FAS pension income are included in non-operating income.

Use of Non-GAAP Financial Measures
This news release contains the following non-generally accepted accounting principles (non-GAAP) financial measures (as defined by U.S. Securities and Exchange Commission (SEC) Regulation G). While management believes that these non-GAAP financial measures may be useful in evaluating the financial performance of the company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. In addition, the company’s definitions for non-GAAP financial measures may differ from similarly titled measures used by other companies or analysts.
Business segment operating profit represents operating profit from the company’s business segments before unallocated income and expense. This measure is used by the company’s senior management in evaluating the performance of its business segments and is a performance goal in the company’s annual incentive plan. The table below reconciles the non-GAAP measure business segment operating profit with the most directly comparable GAAP financial measure, consolidated operating profit.

	(in millions)	July 2021 Guidance[1]	Current Update[1]
	Business segment operating profit (non-GAAP)	$7,380 - $7,520	$7,380 - $7,520
	FAS/CAS operating adjustment[2]	~1,955	~1,955
	Other, net	~(300)	~(300)
	Consolidated operating profit (GAAP)	$9,035 - $9,175	$9,035 - $9,175

1	The company’s 2021 financial outlook reflects the anticipated impacts from the COVID-19 pandemic based on the company’s understanding at the time of this news release. However, the ultimate impacts of COVID-19 on the company’s financial outlook for 2021 and beyond remains uncertain and there can be no assurance that the company’s underlying assumptions are correct. Additionally, the 2021 financial outlook reflects the UK Ministry of Defence’s re-nationalization of the AWE program on June 30, 2021. Further, the 2021 financial outlook does not incorporate the pending acquisition of Aerojet Rocketdyne Holdings, Inc. announced on Dec. 20, 2020.
2
Reflects the amount by which CAS pension cost, $2,065 million, exceeds the FAS pension service cost, $110 million. Excludes $375 million of expected non-operating FAS pension income that will be recorded in non-operating income (expense).

About Lockheed Martin
Headquartered in Bethesda, Maryland, Lockheed Martin Corporation is a global security and aerospace company that employs approximately 114,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services.

Please follow @LMNews on Twitter for the latest announcements and news across the company.
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Media Contact:
Trent Perrotto, director, Global Media Relations, +1 301-214-3504, trent.j.perrotto@lmco.com

Forward-Looking Statements

This news release contains statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, including the expected cash settlement charge and 2021 Financial Outlook, and are based on Lockheed Martin’s current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as:

•the actual amount of the expected settlement charge;
•the impact of COVID-19 or future epidemics on the company's business, including potential supply chain disruptions, facility closures, work stoppages, program delays, payment policies and regulations and the company's ability to recover its costs under contracts;
•budget uncertainty, the risk of future budget cuts, the debt ceiling and the potential for government shutdowns and changing funding and acquisition priorities;
•the company's reliance on contracts with the U.S. government, which are dependent on U.S. government funding and can be terminated for convenience, and the company's ability to negotiate favorable contract terms;
•risks related to the development, production, sustainment, performance, schedule, cost and requirements of complex and technologically advanced programs including the company's largest, the F-35 program;
•planned production rates and orders for significant programs; compliance with stringent performance and reliability standards; materials availability;
•performance and financial viability of key suppliers, teammates, joint ventures and partners, subcontractors and customers;
•economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt the company's supply chain or prevent the sale or delivery of its products (such as delays in approvals for exports requiring Congressional notification);

•trade policies or sanctions (including potential Chinese sanctions on the company or its suppliers, teammates or partners; U.S. government sanctions on Turkey and its removal from the F-35 program and potential U.S. government actions to restrict sales to the Kingdom of Saudi Arabia and the United Arab Emirates);
•the company's success expanding into and doing business in adjacent markets and internationally and the differing risks posed by international sales;
•changes in foreign national priorities and foreign government budgets and planned orders;
•the competitive environment for the company's products and services, including increased pricing pressures, aggressive pricing in the absence of cost realism evaluation criteria, competition from outside the aerospace and defense industry, and bid protests;
•the timing and customer acceptance of product deliveries and performance milestones;
•the company's ability to develop new technologies and products, including emerging digital and network technologies and capabilities;
•the company's ability to attract and retain a highly skilled workforce; the impact of work stoppages or other labor disruptions;
•cyber or other security threats or other disruptions faced by the company or its suppliers;
•the company's ability to implement and continue, and the timing and impact of, capitalization changes such as share repurchases and dividend payments;
•the company's ability to recover costs under U.S. government contracts and changes in contract mix;
•the accuracy of the company's estimates and projections;
•the impact of pension risk transfers, including potential noncash settlement charges; timing and estimates regarding pension funding and movements in interest rates and other changes that may affect pension plan assumptions, stockholders’ equity, the level of the FAS/CAS adjustment; actual returns on pension plan assets and the impact of the American Rescue Plan Act of 2021;
•the successful operation of joint ventures that the company does not control;
•realizing the anticipated benefits of acquisitions or divestitures, investments, joint ventures, teaming arrangements or internal reorganizations, and market volatility in the fair value of investments in the company's Lockheed Martin Ventures Fund that are marked to market;
•risks related to the company's proposed acquisition of Aerojet Rocketdyne, including the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals and the company's ability to successfully and timely integrate the business and realize synergies and other expected benefits of the transaction;
•the company's efforts to increase the efficiency of its operations and improve the affordability of its products and services;
•the risk of an impairment of the company's assets, including the potential impairment of goodwill recorded as a result of the acquisition of the Sikorsky business;
•the availability and adequacy of the company's insurance and indemnities;
•the company's ability to benefit fully from or adequately protect its intellectual property rights;
•procurement and other regulations and policies affecting the company's industry, export of its products, cost allowability or recovery, preferred contract type, and performance and progress payments policy, including a reversal or modification to the DoD’s increase to the progress payment rate in response to COVID-19;
•changes in accounting, U.S. or foreign tax, export or other laws, regulations, and policies and their interpretation or application; and
•the outcome of legal proceedings, bid protests, environmental remediation efforts, audits, government investigations or government allegations that the company has failed to comply with law, other contingencies and U.S. government identification of deficiencies in its business systems.

These are only some of the factors that may affect the forward-looking statements contained in this news release. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020, and subsequent quarterly reports on Form 10-Q. The company’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov.

The company’s actual financial results likely will be different from those projected due to the inherent nature of projections. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions. The forward-looking statements contained in this news release speak only as of the date of its filing. Except where required by applicable law, the company expressly disclaims a duty to provide updates to forward-looking statements after the date of this news release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this news release are intended to be subject to the safe harbor protection provided by the federal securities laws.